                                  [Letterhead of Richards, Layton & Finger, P.A.]

                                                  August 15, 2008

BA Credit Card Funding, LLC
214 North Tyron Street, Suite #21-39
NC1-027-21-04
Charlotte, NC 28255

                  Re:  BA Credit Card Trust

Ladies and Gentlemen:

                  We have acted as special Delaware counsel for FIA Card Services,  National Association, a national banking  association  (the  "Bank"),  and BA  Credit  Card  Funding,  LLC,  a  Delaware  limited  liability  company
("Funding"),   in  connection  with  the  Registration   Statement  on  Form  S-3  (Registration  Nos.   333-141948,
333-141948-01 and 333-141948-02),  as amended (the "Registration  Statement"),  filed by Funding with the Securities and Exchange  Commission under the Securities Act of 1933, as amended (the "Act"),  for the  registration  under the
Act of the BAseries Class A(2008-10) Notes (collectively,  the "Notes"),  representing obligations of BA Credit Card
Trust, a Delaware  statutory trust (the "Trust"),  to be issued pursuant to the Indenture (as hereinafter  defined).
At your request, this opinion is being furnished to you.

                  We have made such  inquiries  and  examined  such  documents  as we have  considered  necessary or appropriate  for purposes of giving the opinions  hereinafter  set forth,  including the  examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

                  (a)      The  Certificate of Trust of the Trust,  effective on May 4, 2001, as filed in the office of the  Secretary  of State of the State of  Delaware  (the  "Secretary  of State") on May 4, 2001,  as amended  and restated by the Amended and Restated  Certificate  of Trust of the Trust,  effective  on June 10, 2006,  as filed in the office of the Secretary of State on June 9, 2006;

                  (b)      The  Trust  Agreement  of the  Trust,  dated as of May 4,  2001,  between  the  Bank,  as beneficiary, and Wilmington Trust Company, a Delaware banking corporation, as owner trustee (the "Owner Trustee");

                  (c)      The Amended and  Restated  Trust  Agreement of the Trust,  dated as of May 24,  2001,  as amended by the First Amendment thereto, dated as of July 12, 2001, the Second

BA Credit Card Funding, LLC
August 15, 2008

Amendment  thereto,  dated as of August 1, 2002,  the Third  Amendment  thereto,  dated as of June 27, 2003, and the
Fourth Amendment  thereto,  dated as of January 27, 2006, each between the Bank, as beneficiary and transferor,  and the Owner Trustee, and acknowledged and accepted by the Trust;

                  (d)      The Second Amended and Restated Trust Agreement of the Trust,  dated as of June 10, 2006, between the Bank, as beneficiary and transferor, and the Owner Trustee, and acknowledged and accepted by the Trust;

                  (e)      The Third  Amended and Restated  Trust  Agreement  of the Trust,  dated as of October 20,
2006, between Funding,  as beneficiary and transferor,  and the Owner Trustee,  and acknowledged and accepted by the
Trust and the Bank;

                  (f)      The Second  Amended and  Restated  Indenture,  dated as of October 20, 2006 (the  "Master
Indenture"),  between the Trust, as issuer, and The Bank of New York, a New York banking  corporation,  as indenture trustee (the "Indenture  Trustee"),  and  acknowledged  and accepted by the Bank, as supplemented by the Amended and
Restated BAseries Indenture Supplement,  dated as of June 10, 2006 (the "Indenture Supplement"),  between the Trust, as issuer, and the Indenture Trustee, and as further  supplemented by the Class A(2008-10) Terms Document,  dated as of August 15, 2008 (the "Terms  Document"),  between the Trust,  as issuer,  and the  Indenture  Trustee (the Master
Indenture,  as supplemented by the Indenture  Supplement and the Terms Document,  is hereinafter  referred to as the
"Indenture");

                  (g)      The Registration Statement;

                  (h)      The prospectus,  dated July 28, 2008 (the  "Prospectus"),  and the prospectus  supplement related to the Notes, dated August 7, 2008 (the "Prospectus Supplement");

                  (i)      A certificate of the Trust, dated August 15, 2008, as to certain matters; and

                  (j)      A Certificate  of Good Standing for the Trust,  dated August 15, 2008,  obtained from the
Secretary of State.

                  We have  obtained  or have been  furnished  with,  and have  relied  upon with  respect to factual matters,  such certificates,  advices and assurances from public officials and others as we have deemed necessary or appropriate for purposes of this opinion.

                  With  respect  to all  documents  examined  by us,  we have  assumed  that (i) all  signatures  on documents examined by us are genuine,  (ii) all documents submitted to us as originals are authentic,  and (iii) all documents submitted to us as copies conform with the original copies of those documents.

                  For purposes of this opinion,  we have assumed, at the time of issuance and sale of the Notes, (i)
except with  respect to the Bank,  Funding  and the Trust,  the due  authorization,  execution  and  delivery by all parties  thereto  of all  documents  examined  by us,  (ii) that the Bank will have  taken all  necessary  corporate action, Funding will have taken all necessary limited

BA Credit Card Funding, LLC
August 15, 2008

liability  company action,  and the Trust will have taken all necessary trust action, to cause the issuance and sale of the Notes,  (iii) that the  issuance  and sale of the Notes will not be contrary  to any  applicable  law,  rule, regulation  or order,  and (iv) in connection  with the documents of which we have reviewed a form,  that all blanks contained in such documents will be properly and appropriately  completed,  and optional provisions included in such documents will be properly and appropriately  selected, and as executed,  such documents will conform with the forms of the documents reviewed by us.

                  This opinion is limited to the laws of the State of Delaware and United States of America  federal law,  and we have not  considered  and express no opinion on the laws of any other  jurisdiction.  Our  opinions are rendered only with respect to Delaware and United States of America  federal laws and rules,  regulations and orders thereunder which are currently in effect.

                  Based upon the  foregoing,  and upon our  examination  of such questions of law and statutes as we have  considered  necessary  or  appropriate,  and  subject  to the  assumptions,  qualifications,  limitations  and exceptions set forth herein,  we are of the opinion that, when the Notes have been duly executed,  authenticated and delivered  in  accordance  with the  Indenture,  paid for,  and sold in the  manner  described  in the  Registration
Statement,  any  amendment  thereto and the  Prospectus  and the  Prospectus  Supplement,  the Notes will be legally issued,  fully  paid,  nonassessable  and  binding  obligations  of the Trust,  and the holders of the Notes will be entitled to the benefits of the Indenture.  The foregoing opinion is subject to applicable  bankruptcy,  insolvency, reorganization,  arrangement,  fraudulent  transfer  and  conveyance,  moratorium  and  other  laws  relating  to or affecting the rights of creditors generally, general principles of equity, including,  without limitation,  concepts of  materiality,  reasonableness,  good  faith  and  fair  dealing,  and the  possible  unavailability  of  specific performance  or  injunctive  relief,  regardless of whether  considered  and applied in a proceeding in equity or at law, and safety and soundness requirements.

                  We understand  that you will file this opinion with the Securities  and Exchange  Commission as an exhibit to a Current Report on Form 8-K for  incorporation  into the  Registration  Statement.  We hereby consent to the filing of this opinion with the  Securities  and Exchange  Commission.  We hereby consent to the use of our name under the heading  "Legal  Matters" in the  Prospectus.  In giving the  foregoing  consent,  we do not thereby admit that we come within the category of persons whose  consent is required  under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                                       Very truly yours,

WAY/ EL
                                                                       /s/ Richards, Layton & Finger, P.A.